Exhibit 15.4

[Letterhead of King&Wood Mallesons Lawyers]

April 26, 2012

NetEase, Inc.

26/F, SP Tower D

Tsinghua Science Park Building 8

No. 1 Zhongguancun East Road

Haidian District, Beijing 100084, People’s Republic of China

Dear Sirs,

Re: Consent of People’s Republic of China Counsel

We consent to the reference to our firm under the heading “Enforcement of Civil Liabilities” in the annual report on Form 20-F for the year ended December 31, 2011 of NetEase, Inc. to be filed with the Securities and Exchange Commission in the month of April 2012.

Very truly yours,

/s/ King&Wood Mallesons Lawyers

King&Wood Mallesons Lawyers